EXHIBIT 23.2
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INDEPENDENT AUDITOR' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
C&F Financial Corporation on Form S-8 of our report dated January 17, 1997, on the consolidated financial statements of C&F Financial Corporation as of and for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Richmond, Virginia
October 20, 1999